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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-64943, 333-96365, 333-90137, 333-32186
and 333-54142) and Forms S-8 (File Nos. 333-49522, 333-32178, 333-65385,
333-65383, 333-25707 and 333-54142) of Cubist Pharmaceuticals, Inc. (the "Company") of our report dated February 15, 2001 relating to the Company's financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 2, 2001